EXHIBIT 99.2

               Written Statement of the Chief Financial Officer
                      Pursuant to 18 U.S.C. Section 1350

 Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Financial Officer of Jack Henry & Associates, Inc. (the "Company"), hereby certify that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


 Dated:  May 15, 2003
                                          */s/ Kevin D. Williams
                                          -----------------------------------
                                          Kevin D. Williams
                                          Chief Financial Officer




 "A signed original of this written statement required by Section 906 has been provided to Jack Henry & Associates, Inc. and will be retained by Jack Henry & Associates, Inc. and furnished to the Securities and Exchange Commission or its staff upon request."